UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2026

Escalon Medical Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-20127	33-0272839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Suite 824 Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 688-6830

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Escalon Medical Corp., a Pennsylvania corporation (the “Company”), is party to that certain Asset Purchase Agreement by and between the Company and Optos Public Limited Company, a company incorporated in Scotland (“Optos”) (as amended, the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the Company agreed to sell to Optos certain software-related assets associated with the Company’s AXIS platform (the “Disposition”) in exchange for the aggregate purchase price of $3,000,000. The purchase price is payable in three milestone installments, each in the amount and subject to the conditions as set forth in the Asset Purchase Agreement, in addition to $25,000 which was paid upon the execution by the Company and Optos of a term sheet with respect to the Disposition. On January 23, 2026, the Company completed the Disposition and received the first milestone installment in the amount of $1,000,000.

The Asset Purchase Agreement contains customary terms and conditions for a transaction of this nature, including, without limitation, representations, warranties, covenants, closing conditions, indemnification and termination provisions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The unaudited pro forma condensed consolidated financial information of the Company, together with the related notes thereto, giving effect to the consummation of the Disposition, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

●	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2025;

●	Unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2025; and

●	Unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2025.

(d) Exhibits

Exhibit No.	Description
10.1*	Asset Purchase Agreement by and between Escalon Medical Corp. and Optos Public Limited Company, as amended.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Escalon Medical Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain annexes to this exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws, including statements regarding milestone payments under the Asset Purchase Agreement. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs and involve assumptions that may never materialize or may prove to be incorrect. Forward-looking statements are not guarantees of future performance. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the satisfaction of conditions applicable to future milestone payments, many of which are outside the Company’s control. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on September 29, 2025, and in other filings that the Company has made and may make with the SEC in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCALON MEDICAL CORP.

	By:	/s/ Richard J. DePiano, Jr.
	Name:	Richard J. DePiano, Jr.
Date: January 29, 2026	Title:	Chairman and Chief Executive Officer

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